   As filed with the Securities and Exchange Commission on February 21, 1996
                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                ---------------

                            FIRST BANK SYSTEM, INC.
            (Exact name of registrant as specified in its charter)

               Delaware                                 41-0255900
     (State or other jurisdiction                    (I.R.S. Employer
   of incorporation or organization)                Identification No.)

            First Bank Place
        601 Second Avenue South
         Minneapolis, Minnesota                          55402-4302
(Address of Principal Executive Offices)                 (Zip Code)


                           FIRSTIER FINANCIAL, INC.
                              OMNIBUS EQUITY PLAN
                    (as assumed by First Bank System, Inc.)
                           (Full title of the plan)


           Lee R. Mitau, Esq.
        First Bank System, Inc.           Copy to: Patrick F. Courtemanche, Esq.
           First Bank Place                    Dorsey & Whitney P.L.L.P.
        601 Second Avenue South                  Pillsbury Center South
  Minneapolis, Minnesota  55402-4302             220 South Sixth Street
(Name and address of agent for service)    Minneapolis, Minnesota  55402-1498

                                (612) 973-1111
         (Telephone number, including area code, of agent for service)

                                ---------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                                 Proposed maximum    Proposed maximum     Amount of
 Title of securities to be     Amount to be     offering price per  aggregate offering   registration
        registered              registered          share/(1)/          price/(1)/            fee
-----------------------------------------------------------------------------------------------------
Common Stock, $1.25 par value    270,164              $55.125           $14,892,790         $5,136

=====================================================================================================

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on February 16, 1996.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
------    ---------------------------------------

          The following documents which have been filed by First Bank System, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1994;

          (b) the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1995;

          (c) the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1995;

          (d) the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1995;

          (e) the Company's Current Report on Form 8-K filed on March 3, 1995 (as amended by Amendment No. 1 on Form 8-K/A filed March 7, 1995);

          (f)  the Company's Current Report on Form 8-K filed on April 13, 1995;

          (g)  the Company's Current Report on Form 8-K filed on April 25, 1995;


          (h)  the Company's Current Report on Form 8-K filed on July 6, 1995;

          (i) the Company's Current Report on Form 8-K filed August 18, 1995 (as amended by Amendment No. 1 on Form 8-K/A filed August 30, 1995 and Amendment No. 2 on Form 8-K/A filed November 15, 1995);

          (j)  the Company's Current Report on Form 8-K filed September 11,
     1995;
          (k)  the Company's Current Report on Form 8-K filed November 13, 1995;

          (l) the Company's Current Report on Form 8-K filed November 16, 1995 (two Reports);

          (m)  the Company's Current Report on Form 8-K filed December 13, 1995;

          (n)  the Company's Current Report on Form 8-K filed December 15, 1995;

          (o)  the Company's Current Report on Form 8-K filed January 9, 1996;

          (p)  the Company's Current Report on Form 8-K filed January 19, 1996;

          (q)  the Company's Current Report on Form 8-K filed January 29, 1996;

          (r) the Company's Current Report on Form 8-K/A filed February 13, 1995 (constituting Amendment No. 4 to the Company's Current Report on Form 8-K filed August 5, 1994);

          (s) the description of the Company's Common Stock contained in Item 1 of the Registration Statement on Form 8-A dated March 19, 1984, as amended in its entirety by that Form 8 Amendment dated February 26, 1993 and that Form 8-A/A-2 dated October 6, 1994, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein; and the description of the rights to purchase preferred stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated December 21, 1988, as amended by that Form 8 Amendment dated June 11, 1990 and as amended in its entirety by that Form 8 Amendment dated
     February 26, 1993 and as further amended by that Form 8-A/A-3 filed November 16, 1995, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.   Description of Securities.
------    -------------------------

          The description of the Company's capital stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.


Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
------    ------------------------------------------

          Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and amounts paid in settlement in connection with actions, suits or proceedings.

          Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock purchases or redemptions by the Company, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the full extent permitted by the Delaware General Corporation Law, as amended from time to time. Expenses incurred by officers and directors in defending actions, suits, or proceedings may be paid by the Company in advance of any final disposition if such officer or director agrees to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified under Delaware law.

          The Company maintains a standard policy of officers' and directors' liability insurance.


Item 7.   Exemption From Registration Claimed.
------    -----------------------------------

          No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits
------    --------

Exhibit
Number                            Description
------                            -----------

 4.1 Specimen certificate representing the Common Stock of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, dated January 7, 1991, File No. 33-38268).

 4.2 Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 2.1 to the Company's Form 8-A/A-2, dated October 6, 1994, File No. 1-6880).

 4.3 Certificate of Designation for First Bank System, Inc. Series 1990A Preferred Stock (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

 4.4 Certificate of Designation for First Bank System, Inc. Series 1991A Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4, File No. 33-50700).

 4.5 Certificate of Designation for First Bank System, Series A Junior Participating Preferred Stock, as amended (incorporated by reference to Exhibit 2.4 to the Registrant's Form 8-A/A-2 dated October 6, 1994, File No. 1-6880).

 4.6 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-4, File No. 333-00299).

 4.7 Rights Agreement dated as of December 21, 1988 between the Company and Morgan Shareholder Services Trust Company (now known as First Chicago Trust Company of New York), as amended by Amendment No. 1 dated as of May 30, 1990, Amendment No. 2 dated as of February 17, 1993 and Amendment No. 3 dated as of November 9, 1995 (incorporated by reference to Exhibit
       4.6 to the Company's Registration Statement on Form S-4, File No. 333-00299).

 4.8 Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (without exhibits) (incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

 4.9 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

 4.10 Second Amendment, dated as of July 18, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

 4.11 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (without exhibits) (incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

 4.12  Form of Periodic Stock Purchase Right (incorporated by reference to
       Exhibit 4.12 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

 4.13 Form of Risk Event Warrant (incorporated by reference to Exhibit 4.13 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

 4.14 Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

 4.15 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

 5.1   Opinion of Dorsey & Whitney P.L.L.P.

 23.1     Consent of Dorsey & Whitney P.L.L.P. (included in Exhibit 5.1).

 23.2 Consent of Ernst & Young LLP (relating to financial statements of the Company).

 24.1     Powers of Attorney.


Item 9.   Undertakings
-------   ------------

          The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 20, 1996.

                                       FIRST BANK SYSTEM, INC.


                                       By /s/ John F. Grundhofer
                                          --------------------------------------
                                            John F. Grundhofer
                                            Chairman of the Board, President and
                                            Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

          Name                             Title                       Date
          ----                             -----                       ----
/s/ John F. Grundhofer      Chairman, President, Chief            February 20, 1996
------------------------    Executive Officer and Director
John F. Grundhofer          (principal executive officer)


/s/ Susan E. Lester         Executive Vice President and Chief    February 20, 1996
------------------------    Financial Officer (principal
Susan E. Lester             financial officer)


/s/ David J. Parrin         Senior Vice President and Controller  February 20, 1996
------------------------    (principal accounting officer)
David J. Parrin

           *                Director                              February 20, 1996
------------------------
Roger L. Hale

           *                Director                              February 20, 1996
------------------------
Delbert W. Johnson

           *                Director                              February 20, 1996
------------------------
Norman M. Jones

           *                Director                              February 20, 1996
------------------------
John H. Kareken

           *                Director                              February 20, 1996
------------------------
Richard L. Knowlton

           *                Director                              February 20, 1996
------------------------
Jerry W. Levin

Name                            Title                       Date
----                            -----                       ----


           *                    Director              February 20, 1996
------------------------
Kenneth A. Macke

           *                    Director              February 20, 1996
------------------------
Marilyn C. Nelson

           *                    Director              February 20, 1996
------------------------
Edward J. Phillips

                                Director
------------------------
James J. Renier

           *                    Director              February 20, 1996
------------------------
S. Walter Richey

           *                    Director              February 20, 1996
------------------------
Richard L. Robinson

                                Director
------------------------
Richard L. Schall

           *                    Director              February 20, 1996
------------------------
Lyle E. Schroeder




*By /s/ David J. Parrin
    --------------------------------------------
David J. Parrin
Pro se and as Attorney-in-fact

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number                       Description                           Page
--------------                       -----------                           ----

  4.1 Specimen certificate representing the Common Stock of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, dated January 7, 1991, File No. 33-38268).

  4.2 Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 2.1 to the Company's Form 8-A/A-2, dated October 6, 1994, File No. 1-6880).

  4.3            Certificate of Designation for First Bank System, Inc.
                 Series 1990A Preferred Stock (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.4            Certificate of Designation for First Bank System, Inc.
                 Series 1991A Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4, File No. 33-50700).

  4.5 Certificate of Designation for First Bank System, Series A Junior Participating Preferred Stock, as amended (incorporated by reference to Exhibit 2.4 to the Registrant's Form 8-A/A-2 dated October 6, 1994,
                 File No. 1-6880).

  4.6 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-4, File No. 333-00299).

  4.7 Rights Agreement dated as of December 21, 1988 between the Company and Morgan Shareholder Services Trust Company (now known as First Chicago Trust Company of New York), as amended by Amendment No. 1 dated as of May 30, 1990, Amendment No. 2 dated as of February 17, 1993 and Amendment No. 3 dated as of November 9, 1995 (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-4, File
                 No. 333-00299).

  4.8 Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (without exhibits)

                 (incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.9 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.10 Second Amendment, dated as of July 18, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.11 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (without exhibits) (incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.12 Form of Periodic Stock Purchase Right (incorporated by reference to Exhibit 4.12 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File
                 No. 33-42650).

  4.13 Form of Risk Event Warrant (incorporated by reference to Exhibit 4.13 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.14 Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File
                 No. 33-42650).

  4.15 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and

                 First Bank System, Inc. (incorporated by reference to
                 Exhibit 4.14 to Amendment No. 1 to the Company's
                 Registration Statement on Form S-3, File No. 33-42650).

  5.1            Opinion of Dorsey & Whitney P.L.L.P.

  23.1           Consent of Dorsey & Whitney P.L.L.P. (included in
                 Exhibit 5.1).

  23.2 Consent of Ernst & Young LLP (relating to financial statements of the Company).

  24.1           Powers of Attorney.